SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                      1934
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                                  Pfizer, Inc.
              -----------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                              Pharmacia Corporation
              -----------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notes:

The following article was posted on Pharmacia's web site.
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On the Road: Pfizer Executives Meet Our Largest Investors

To ensure that large investors remain as informed and enthusiastic as possible about the Pharmacia acquisition, Pfizer senior management is conducting a "road show" that is taking them to major financial centers.


HEADQUARTERS - One aspect of Pfizer's mission is to become the world's most valued company to investors - a tall order during a brutal bear market in which many investors have lost faith in publicly traded companies altogether. Now more than ever, the key to success for companies looking to satisfy investors is to meet their expectations - not just in terms of "the numbers," but also in terms of frequent and candid communications.

Pfizer has nearly 2.5 million shareholders, but a large majority of our shares are owned not by individuals, but by a relatively small number of institutions, primarily mutual funds and pension funds. Their decision to buy, sell, or hold large blocks of Pfizer shares puts them in a unique position to influence the overall direction of our stock price. Keeping such investors apprised of major developments, therefore, is not merely polite, it makes good business sense as well.

Toward that end, senior Pfizer leaders - often accompanied by Pharmacia CEO Fred Hassan - have been spending a good part of their time since the Pharmacia acquisition was announced on a "road show" designed to build an understanding of and enthusiasm for the deal among institutional investors, many of which also own large amounts of Pharmacia shares. To date, the road show has traveled to six major cities, including London, New York, Boston, and Chicago. Meetings have been held with such well-known firms as Fidelity Investments, Alliance Capital, U.S. Trust, Smith Barney Asset Management, Morgan Stanley Investment Management, Janus, and Invesco.

Jim Gardner, vice president for Investor Relations, says that reaching out to our large shareholders is nothing new for Pfizer. In the early 1990s, Pfizer was one of the first companies to establish a department dedicated to corporate governance, helping to build strong ties with institutional investors. These ties proved invaluable in 1999, when Pfizer outbid American Home Products for Warner-Lambert,


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and they have been indispensable again during the current bear market in which institutional investors have punished big-name companies they no longer trust.

"Even though Pfizer shares have been pulled down with the rest of the market over the past 12-18 months, the amount of our stock held by large institutional investors has held steady during that time - an indication that we have earned their confidence and support," Gardner says.

Ron Aldridge, senior director of Investor Relations, who has been working with Gardner to organize the road show and has attended every meeting, says the Pharmacia acquisition has been greeted with enthusiasm.

"We've been extremely pleased at the positive reception we've received," he says. "These investors have entrusted us with a great deal of their money and we have an obligation to keep them as informed as possible."

The positive reception that the Pfizer-Pharmacia deal has received from investors stands in stark contrast to the skepticism that has greeted other recent high-profile combinations, such as Hewlett Packard-Compaq and AOL-Time Warner. Indeed, Pfizer shares, which declined immediately following news of the Pharmacia deal, have since rallied and are now trading above where they were on the day of the announcement.

A Compelling Case

The road show meetings can take the shape of formal presentations or more casual conversations around a conference room table. No matter the format, the central message being delivered by our leaders is clear - Pfizer's acquisition of Pharmacia will broaden our scope, providing us with numerous new top- and bottom-line growth opportunities, while reducing our exposure to risk at a time when risk seems to be a concern throughout our industry.

As you might expect, the majority of time at these meetings is spent answering investors' questions. Here are some of the most common ones:

- What must be done to ensure the sustained growth of Celebrex and Bextra? Pfizer has said that it intends to do

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additional studies designed to more clearly demonstrate the safety and efficacy of Celebrex and Bextra as arthritis and pain treatments. Furthermore, we will continue to search aggressively for new indications for these medicines, ranging from retinopathy to colon and other cancers.

- How does the acquisition assist your efforts to maintain and sustain R&D productivity levels? Pfizer had already announced plans to file 15 new drugs for regulatory approval over the next five years. With Pharmacia, Pfizer now plans to file 20 new drug applications during this time period - a pace that far outstrips any other pharmaceutical company. Pfizer's late-stage pipeline will be enhanced by promising Pharmacia compounds that include eplerenone, a new category of treatment for cardiovascular diseases; parecoxib, the first injectable COX-2 inhibitor; and CDP-870 for rheumatoid arthritis.

- How are you approaching integration planning? Pfizer and Pharmacia have been working closely together to ensure a smooth and swift transition process, calling upon the knowledge that both companies have gained from previous merger and acquisition experiences. The transition will be line driven. Transition teams covering major businesses and divisions have been formed, and they have already initiated a transition planning process.


Additional road show meetings are scheduled to take place over the next few months, with a goal of reaching the 30 largest investors (excluding index funds) in both Pfizer and Pharmacia. Pfizer hopes to complete the deal by the end of the year.

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                              SAFE HARBOR STATEMENT

Certain statements contained in this document are "forward-looking statements" provided under the "safe harbor" protection of the Private Securities Litigation Reform Act of 1995. These statements are made to enable a better understanding of the Company's business, but because these forward-looking statements are subject to many risks, uncertainties, future developments and changes over time, actual results may differ materially from those expressed

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or implied by such forward-looking statements. Examples of forward-looking statements are statements about anticipated financial or operating results, financial projections, business prospects, future product performance, future research and development results, anticipated regulatory filings and approvals, and other matters that are not historical facts. Such statements often include words such as: "believes", "expects", "anticipates", "intends", "plans", "estimates", or similar expressions.

These forward-looking statements are based on the information that was currently available to the Company, and the expectations and assumptions that were deemed reasonable by the Company, at the time when the statements were made. The Company does not undertake any obligation to update any forward-looking statements in any communications of the Company, whether as a result of new information, future events, changed assumptions or otherwise, and all such forward-looking statements should be read as of the time when the statements were made, and with the recognition that these forward-looking statements may not be complete or accurate at a later date.

Many factors may cause or contribute to actual results or events being materially different from those expressed or implied by such forward-looking statements. Although it is not possible to predict or identify all such factors, they may include the following: competition for our products; pharmaceutical pricing, price constraints and other restrictions on the marketing of products imposed by governmental agencies or by managed care groups, institutions and other purchasing agencies; product discovery and approval; product recalls or withdrawals; manufacturing quality issues with respect to our products; compliance with Current Good Manufacturing Practices and other quality assurance guidelines; the company's ability to secure and defend its intellectual property rights; product liability claims, antitrust litigation, environmental concerns, and commercial disputes; social, legal, political and governmental developments; changes in foreign currency exchange rates or in general economic or business conditions including inflation and interest rates; acquisitions, divestitures, mergers, restructurings or strategic initiatives that change the Company's structure; business combinations among the Company's competitors and major customers; changes to accounting standards or GAAP.

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Readers are also urged to carefully review and consider the disclosures in
Pharmacia's various Securities and Exchange Commission ("SEC") filings, including but not limited to Pharmacia's Annual Report on Form 10-K for the year ended December 31, 2001, and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2002.

This release may be deemed to be solicitation material in respect of Pfizer's proposed merger with Pharmacia. On August 14, 2002, Pfizer filed a registration statement on Form S-4, containing a preliminary joint proxy statement/prospectus for Pfizer and Pharmacia, with the SEC. Pfizer will file an amendment to the registration statement, including a definitive joint proxy statement/prospectus constituting a part thereof, and other documents with the SEC in connection with the proposed merger. INVESTORS AND SECURITYHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT CONTAINING THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and securityholders will be able to receive the preliminary joint proxy statement/prospectus constituting a part of Pfizer's registration statement on Form S-4, the definitive versions of these materials (when they become available) and other documents free of charge at the SEC's web site, www.sec.gov. Investors and securityholders will also be able to receive the definitive version of the joint proxy statement/prospectus constituting a part of Pfizer's registration statement and other documents free of charge from Pharmacia Investor Relations at 100 Route 206 North, Peapack, New Jersey 07977. Pharmacia and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the interests of Pharmacia's directors and executive officers in the proposed merger is set forth in the preliminary joint proxy statement/prospectus constituting a part of Pfizer's registration statement, filed on August 14, 2002, and will be set forth in an amendment to the registration statement to be filed with the SEC, including the definitive joint proxy statement/prospectus constituting a part thereof, that will be sent to Pharmacia shareholders.